ASSET PURCHASE AGREEMENT



         This asset purchase agreement ("Agreement") is effective as of October 31, 1996, by and among HealthCare Capital Corp., a corporation organized under the laws of the Province of Alberta, Canada ("HealthCare"), and HealthCare Hearing Clinics, Inc., a Washington corporation ("Buyer"), and Hearing Health Services, Inc., a Delaware corporation ("Hearing Health"), and Audio-Vestibular Testing Center, Inc., a Michigan corporation ("AVTC"). Hearing Health and AVTC are collectively referred to herein as "Seller."

                                    RECITALS:

         WHEREAS, Seller operates audiology and hearing aid clinics in the greater Chicago, Illinois, metropolitan area, the greater Lansing, Michigan, metropolitan area and Highland, Indiana, which perform testing and evaluation of patients' hearing, prescribe and fit hearing aids, and provide related services and products; and

         WHEREAS, Buyer and Seller desire that Buyer purchase from Seller, and that Seller sell to Buyer, substantially all of the operating and intangible assets used in the business of Seller within the states of Illinois, Michigan and Indiana (the "Midwest Division") on the terms and conditions set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
            PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

         1.1 PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the conditions of this Agreement, Seller hereby agrees to sell, transfer, convey, assign and deliver to Buyer, and Buyer hereby agrees to purchase, acquire and accept from Seller, free and clear of all liens, charges and encumbrances other than the Permitted Liens (as hereinafter defined), all of Seller's right, title and interest in and to the business, assets, tangible and intangible, of Seller located at the business premises of Seller in the states of Illinois, Michigan and Indiana, held, owned, or leased by, or used or acquired for use in connection with, Seller's Midwest Division (collectively, the "Transferred Assets").




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                  The  Transferred  Assets shall  include,  without  limitation,
Seller's right, title, and interest in and to the following to the extent assignable and to the extent located on the Business Premises (as defined below) and except as set forth on Schedule 1.2:

                  (a) all accounts receivable of Midwest Division of Seller;

                  (b) all of Seller's right, title and interest under, in, and to, the real estate leases listed on Schedule 1.1(b) (collectively, the "Leased Premises"), which shall be transferred to Buyer in each case by an assignment and assumption of lease agreement substantially in the form of Schedule 1.1(b)(i) hereto (the "Assignment and Assumption of Lease Agreement");

                  (c) all other tangible assets (including, but not limited to, machinery and equipment, motor vehicles, furniture, office supplies, and furnishings and fixtures) owned by Midwest Division of Seller, located at or on the Leased Premises and the real estate covered by the Excluded Leases (collectively, the "Business Premises"), and including, without limitation, the assets listed on Schedule 1.1(c);

                  (d) all of Seller's right, title and interest in and to all, contracts (including, without limitation, contracts with Seller's customers), arrangements, obligations, leases with respect to personal property (including, without limitation, computer leases), franchises, guarantees, commitments, orders, and other agreements whether written or oral, between Midwest Division of Seller and any other party, including without limitation, the agreements listed on Schedule 1.1(d) hereto (collectively, "Contracts") to the extent such Contracts are assignable and are not fully performed as of the Closing;

                  (e) all prepaid expenses and cash of Midwest Division of Seller existing at Closing, except such amounts of cash as are excluded pursuant to Section 1.2 hereof and are set forth in Schedule 1.2;

                  (f) all goodwill; customer lists; patient files; all patents, trade names, trademarks, service marks and copyrights (including all registrations and applications); slogans; computer programs (and all versions thereof), compilations and data bases; all inventions, formulae, processes (secret or otherwise), techniques, technical data and information; any service records and information; any procedures and software utilized by Seller in the operation of Seller's Midwest Division; the names "Sonus," "Advanced Hearing Aid Services," and "Advanced Marketing Resources" (collectively, the "Trade Names"); trade secrets and know-how and all permits, grants, franchises and licenses or other rights relating to any of the foregoing that are attributable to the conduct of, used in or related to, the Midwest Division of Seller and, subject to Section 1.1(h), all books and records located at the Business Premises relating thereto and any other item of intangible property referred to in this clause (f) (collectively, "Intangible Property"); and other intangible property rights of Seller relating to the Midwest Division;




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                  (g) all claims  against  third  parties  (including  insurers)
arising out of or in connection with the operation of the Midwest Division including but not limited to claims against third parties for infringement of Seller's rights to the Intangible Property;

                  (h) all books and records of Seller located at the Business Premises relating to the operations of the Midwest Division;

                  (i) all rights of Seller under express or implied warranties from its suppliers to the Midwest Division or with respect to the Transferred Assets;

                  (j) all original mechanicals and inventories of advertising, promotional and point-of-sale materials used in connection with the sale of Midwest Division of Seller's products;

                  (k) all licenses, permits, orders or approvals of any governmental or regulatory body or other applicable authority required or used in the operations of the Midwest Division (collectively, the "Permits") to the extent assignable; and

                  (l) all other assets and properties of any nature whatsoever held by Seller, either directly or indirectly, located at the Business Premises and used in, allocated to, or required for the operation of the Midwest Division, including, without limitation, product development and market research studies, surveys, reports, analyses and similar information, all stationery, invoice and other forms, all supplies and all other records of every kind or type.

                  1.2 EXCLUDED ASSETS. Notwithstanding Section 1.1, Seller shall not sell, and Buyer shall not purchase, any assets, property or rights of Seller listed on Schedule 1.2 (the "Excluded Assets").

         1.3 ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions of this Agreement, Seller agrees to transfer to Buyer and Buyer agrees to assume and undertake to pay, perform and discharge only those liabilities of Seller (the "Assumed Liabilities") specifically set forth below:

                  (a) All liabilities of the Midwest Division of Seller as of the Closing for inventory, office supplies, ordinary compensation payables, employee benefits and taxes (including, but not limited to, accrued paid time off), bonuses (including all related payroll taxes and employee benefits), including amounts owed to employees for achieving revenue targets in September and October of 1996 as set forth in Schedule 1.3(a), the accrued interest due and payable as of October 31, 1996, from Hearing Health to Kathy Foltner pursuant to that certain promissory note dated July 1, 1994, in the original principal amount of $600,000 issued by Hearing Health to Kathy Foltner, personal and real property taxes, water, gas, electric and other utility charges, business or other license fees and taxes, merchants' association dues, rental payments under any assumed leases, an acquisition bonus payable to Kathy Foltner as set forth in Schedule 1.3(a)(i) (including all related payroll taxes and employee benefits), any customer refunds for hearing aids delivered prior to Closing, and all other operating liabilities (including legal, accounting, and other professional fees and expenses incurred in the ordinary course of



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business),  vendor  accounts  payable,  and  similar  liabilities  (collectively referred to as "Trade Payables");

                  (b) All supplier loans set forth in Schedule 1.3(b) and the Software License, Processing and Support Agreement between Seller and Act Now Inc. dated January 12, 1995, as amended February 2, 1995;

                  (c) The obligations of Hearing Health to Kathy Foltner for "Cash Earn-Out Payments" as such term is defined in Section I.B. of the Agreement of Purchase and Sale dated June 28, 1994, among AVTC, Kathy Foltner, and Hearing Health, as amended by Amendment No. 1 thereto dated December 23, 1994 (together, the "Foltner Agreement"); provided, however, that Buyer shall not assume any liability under Section I.C. in excess of one hundred fifty thousand dollars ($150,000) in the aggregate, plus interest on payments to be made by Buyer pursuant to this Section 1.3(c) that are late, if any;

                  (d) All employment contracts in force at Closing to which Seller is a party relating to employees of the Midwest Division;

                  (e) All lease agreements of Midwest Division of Seller in force at Closing, but excluding the lease agreements set forth on Schedule 1.3(e) (the "Excluded Leases"); and

                  (f) All obligations with respect to contracts and other agreements entered into in the ordinary course of business of the Midwest Division.

All liabilities of Seller not expressly assumed by Buyer under this Section 1.3, including but not limited to bank obligations, bonuses to employees not within the definition of Trade Payables or set forth in schedules hereto, loans from employees, and fees and expenses relating to the transactions contemplated by this Agreement (but not including any such fees and expenses incurred in the ordinary course of business owed to accounting, consulting, legal, brokerage, and investment banking firms) are excluded and are referred to herein as "Excluded Liabilities".

                  1.4 PURCHASE PRICE. The purchase price of the Transferred Assets being sold hereunder (the "Purchase Price") shall be paid simultaneously at Closing as follows:

                  (a) Issuance of one (1) year convertible subordinated notes (collectively, the "Convertible Note") from Buyer and HealthCare in the aggregate principal amount of two million six hundred thousand dollars ($2,600,000) in the form of Schedule 1.4(a), which Convertible Note shall be made payable to such payees as Seller shall designate in writing to HealthCare, together with a security agreement (the "Security Agreement") relating thereto in the form of Schedule 1.4(a)(i);

                  (b) Assumption of liabilities pursuant to Section 1.3 above;

                  (c) Issuance of a promissory note payable to Kathy Foltner in the principal amount of $360,000 in the form of Schedule 1.4(c) (the "Foltner Note");



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




                  (d) The Purchase Price shall include an adjustment based on Net Working Capital as of Closing. For purposes of this Agreement, "Net Working Capital" shall mean cash, accounts receivable (with adequate reserves for uncollectible accounts), inventory, and all other current assets and prepaid expenses less Trade Payables.

                  (i) As promptly as practicable  following the Closing,  but in no event later than 45 days thereafter (the "45-Day Period"), Buyer and Seller shall cooperate to prepare a mutually agreeable computation of the Net Working Capital as of the Closing computed in accordance with the terms of this Agreement, and setting forth the computation and components thereof in reasonable detail (the "Statement of Net Working Capital").

                  (ii) During the 45-Day Period, Buyer shall, at the request of Seller, afford Seller access to the books and records of the Midwest Division and, upon reasonable prior notice and without unreasonable disruption, to the employees of Buyer, and afford Seller with the reasonable opportunity to participate in and consult with Buyer, in connection with the preparation by Buyer of the Statement of Net Working Capital.

                  (e) On the fifteenth day after the date on which the Statement of Closing Working Capital shall have been completed (or such earlier date as such statement is mutually agreed upon by Seller and Buyer in writing), if the Net Working Capital shown on the Statement of Net Working Capital is not disputed by Seller pursuant to section 1.4(f) hereof, (i) in the event that the Net Working Capital exceeds $50,000, then Buyer shall pay to Seller the amount by which the Net Working Capital exceeds $50,000, or (ii) in the event that the Net Working Capital is less than $50,000 (the amount by which the Net Working Capital is less than $50,000, the "Negative Amount"), then Seller shall promptly remit to Buyer an amount equal to the Negative Amount;

                  (f) If Buyer and Seller are unable to mutually agree upon the Statement of Net Working Capital within the 45-Day Period, all disputed matters not so resolved shall be submitted to arbitration. One-half of all fees and disbursements of the arbitration shall be paid by Seller and one-half of such fees and disbursements shall be paid by Buyer. Any payment to be made as a consequence of the decision of the arbitrator shall be made not later than three business days after the receipt of the arbitrator's decision.

         1.5 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Transferred Assets being sold hereunder in the manner required by Treasury Regulation ss. 1.1060-1T and shall be mutually agreed among Buyer and Seller. Buyer will submit to Seller a proposed allocation within ninety (90) days from the date hereof. Buyer and Seller shall thereafter agree upon an allocation (the "Proposed Allocation"). Buyer and Seller agree that: except as otherwise required by law, (a) the Proposed Allocation shall be binding on Buyer and Seller for all federal, state and local tax purposes, and (b) Buyer and Seller shall file with their respective federal income tax returns consistent IRS Form 8594-Asset Acquisition Statements under Section 1060, including any required amendments thereto which shall reflect the allocations set forth in the Proposed Allocation. Seller agrees to assist Buyer in obtaining accounting treatment to facilitate a step-up in basis on the Transferred Assets. The parties



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acknowledge  that the  allocation  of the  Purchase  Price  provided  for in the
Proposed Allocation will be reasonable.

         1.6 TRANSFER TAXES. Buyer and Seller shall each pay one-half of all local, city, municipal, county, state and federal sales and transfer taxes incurred, if any, in connection with the transactions contemplated by this Agreement. Each party shall in a timely manner sign and swear to any return, certificate, questionnaire or affidavit as to matters within its knowledge required in connection with the payment of any such tax.

         1.7 EMPLOYEES. In addition to the Excluded Liabilities, Seller shall retain all liabilities and claims for salary, bonuses, back-pay, commissions, benefits or other compensation based claims of employees or former employees of Seller arising prior to the Closing, which are not specifically assumed by Buyer hereunder. Buyer shall offer employment to all employees of Seller employed exclusively in connection with the Midwest Division, on such terms and conditions as determined by Buyer in its sole discretion.

         1.8 ASSETS AFTER THE CLOSING. If Seller shall, at any time after the Closing, receive any Transferred Assets (including any returned products or any payments) related to the Midwest Division, it shall promptly deliver such assets to Buyer.

         1.9 BULK TRANSFER LAWS. Buyer hereby waives compliance by Seller with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Transferred Assets to Buyer; PROVIDED, HOWEVER, that nothing in this Section 1.9 shall be construed (a) as an indication that Buyer or Seller has determined that any bulk sale or transfer law is applicable to the sale of the Transferred Assets or (b) to undermine Seller's absolute obligation to pay any liabilities retained by it hereunder.

         1.10 CLOSING. The closing of the transaction provided for herein (the "Closing") shall be deemed to have occurred as of the close of business on October 31, 1996. Notwithstanding the foregoing, HealthCare shall have the right to extend the Closing for up to ninety (90) days if, in its judgment, it becomes necessary to do so as a result of requirements of the Province of Alberta, the Alberta Stock Exchange (the "ASE"), United States, state of Washington or state of Delaware securities laws, regulations or rules. The Closing shall take place at the offices of HealthCare at 111 S.W. Fifth Avenue, Suite 2390, Portland, Oregon 97204, at such time as the parties shall mutually agree.




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                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

         2.1      ORGANIZATION AND QUALIFICATION.

                  (a) Hearing Health is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as it is now being conducted and to own, lease and operate the properties and assets used in connection therewith;

                  (b) AVTC is a corporation duly organized, validly existing, and in good standing under the laws of the state of Michigan and has the requisite corporate power to carry on its business as it is now being conducted and to own, lease, and operate the properties and assets used in connection therewith.

         2.2      SELLER'S CERTIFICATE OF INCORPORATION AND BYLAWS.

                  (a) Hearing Health has heretofore delivered to Buyer true and complete copies of its respective Certificate of Incorporation and Bylaws as in effect on the date hereof;

                  (b) AVTC has heretofore delivered to Buyer true and complete copies of its respective Articles of Incorporation and Bylaws as in effect on the date hereof.

         2.3 AUTHORITY. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the respective boards of directors and stockholders of Seller. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Seller pursuant hereto will each constitute, a valid and binding agreement of Seller, enforceable in accordance with its respective terms.

         2.4 SUBSIDIARIES. Except as set forth on Schedule 2.4, Seller does not own an interest in any corporation, partnership or other entity.

         2.5 NO CONFLICT. Neither the execution nor delivery of this Agreement, nor the consummation by Seller of any of the transactions contemplated hereby or thereby, will (a) conflict with or violate the Certificate of Incorporation, Articles of Incorporation, or By-laws of Seller or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to it, or the Transferred Assets, or (b) except as set forth on Schedule 2.5, constitute a breach of, or default (whether with notice or lapse of time, or both) under or, result in the termination or cancellation of or acceleration of the performance required by, or require any consent, authorization or approval under, or result in the imposition or creation of any lien upon any of the Transferred Assets under, any note, bond, mortgage, indenture, contract,



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agreement, lease, license, permit, franchise or other instrument to which Seller is a party or by which Seller or any of the Transferred Assets are bound or affected.

         2.6 FINANCIAL STATEMENTS AND BOOKS AND RECORDS. Seller has heretofore delivered to Buyer the following financial statements of Hearing Health or the Midwest Division including balance sheets and related statements of income (the "Financial Statements"):

                  (a) Financial Statements for Hearing Health's 1994 fiscal year and the Midwest Division's 1995 and 1996 fiscal years (except that the 1995 and 1996 Financial Statements do not contain statements of cash flow); and

                  (b) Financial statements for the Midwest Division's interim period ended September 30, 1996 (excluding statements of cash flow).

The Financial Statements are correct and complete in all material respects and fairly present the financial condition of the Midwest Division at the dates indicated and results of its operations and changes in its financial position for the periods then ended in accordance with generally accepted accounting principles. The books and records of the Midwest Division accurately reflect in all material respects the transactions to which the Midwest Division is, or was, a party or by which properties or assets relating to the Midwest Division of Seller are, or were, subject or bound. The books and records have been kept in accordance with the normal business practices of the Midwest Division.

         2.7 NO MATERIAL ADVERSE CHANGE. Since September 30, 1996, there has been no material adverse change in the business, operations or condition
(financial or otherwise) of the Midwest Division of Seller excluding those changes that result from factors affecting the industry generally or that are caused by general economic conditions and Seller does not know of any such change, excluding such changes that result from factors affecting the industry generally or that are caused by general economic conditions, that is threatened or pending, nor has there been any damage, destruction or loss, whether or not covered by insurance, which could have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means an adverse effect in excess of $50,000 on the business, operations or condition (financial or otherwise) of the Midwest Division, the Transferred Assets, or the Assumed Liabilities, or on the ability of Seller to consummate the transactions contemplated hereunder (henceforth, a "Material Adverse Effect").

         2.8 NO UNDISCLOSED LIABILITY. Except (a) as described to Buyer on the schedules hereto as an item which can be reasonably construed as a liability or obligation or (b) items not required to be disclosed on the schedules hereto by reason of exceptions, exclusions, or other qualifications contained in the representations and warranties of this Agreement, the Midwest Division has no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Financial Statements (except for liabilities or obligations which have been incurred in the ordinary course of business since the date of the most recent Financial Statement) in a manner consistent with past practice; and the reserves reflected in the Financial Statements are adequate, appropriate and reasonable.



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         2.9  LITIGATION.  Except as set  forth on  Schedule  2.9,  there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by which the Midwest Division or its assets is bound, except for such items which do not and will not materially adversely affect the business or operations of Midwest Division of Seller, the Transferred Assets, or the Assumed Liabilities. Except as set forth on Schedule 2.9, there are no actions, suits, legal, administrative or arbitral proceedings or inquiries relating to the Midwest Division, the Transferred Assets or the Assumed Liabilities pending or, to the knowledge of Seller, threatened (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) against Seller relating to the Midwest Division, or any officer, director or employee of Seller other than any such items which do not and will not materially adversely affect the business or operations of Midwest Division of Seller, the Transferred Assets or the Assumed Liabilities.

         2.10     COMPLIANCE WITH LAWS.

                  (a) COMPLIANCE. Seller in connection with the Midwest Division (including each and all of the Midwest Division's operations, practices, properties and assets) is in material compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations (collectively, "Laws"), including, without limitation, those applicable to discrimination in employment, occupational safety and health, trade practices, environmental protection, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, and product advertising except to the extent any noncompliance would not have a material adverse effect upon the assets or the businesses of Seller taken as a whole. To the knowledge of Seller, Seller has not received notice of any violation or alleged violation of, and is not subject to any material liability for past or continuing violation of, any Laws. All reports and returns required to be filed by Seller with any governmental authority have been filed, and were accurate and complete when filed except to the extent failure to file or any deficiency in accuracy or completeness would not have a material adverse effect upon the assets or the business of Seller taken as whole.

                  (b) LICENSES AND PERMITS. Seller has obtained all licenses, permits, approvals, authorizations and consents of all governmental and regulatory authorities and all certification organizations required for the conduct of its Midwest Division (as presently conducted) except to the extent failure to do so would not have a material adverse effect upon the assets or the businesses of Midwest Division of Seller taken as a whole. Seller (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents, except to the extent any noncompliance would not have a material adverse effect upon the assets or the businesses of Seller taken as a whole.

         2.11  ENVIRONMENTAL  COMPLIANCE.  Seller has not  received  any written communication from any environmental agency with respect to the Transferred Assets or with respect to the Business Premises and Seller has since June 28, 1994, and has at all times thereafter, operated the Midwest Division, in material compliance with, or otherwise ceased any material non-compliance with, all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination including, without limitation, all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of hazardous materials (as defined below) and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials (as defined below), except for such noncompliance as would not cause a Material Adverse Effect. Seller has not received written notice of any administrative or judicial proceeding pursuant to such laws or regulations. To the knowledge of Seller, there is no basis for the assertion of a valid material claim against Seller relating to environmental matters including, without limitation, any claim arising from past or present environmental practices, asserted under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA", the Resource Conservation and Recovery Act, as amended form time to time ("RCRA") or any other federal, state, or local statute, code, rule, regulation, ordinance, order, decree, or other governmental authority as now in effect. For purposes of this Section 2.11, the term "Hazardous Materials" means materials defined as "hazardous wastes" or "solid wastes" in CERCLA, RCRA or in any similar federal, state, or local statute, code, rule, regulation, ordinance, order, decree, or other governmental authority as now in effect.

         2.12     TAX MATTERS.

                  (a) Except with respect to Taxes (as defined below) for which adequate reserves are included in the Financial Statements, Seller has timely paid all federal, state, county, local and foreign taxes, including, without limitation, income taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll taxes, withholding taxes, property taxes, import duties, and all other taxes of any nature whatsoever and however denominated together with all penalties, additions to tax, interest, assessment or other damages imposed thereon with respect to its Midwest Division (collectively, "Tax" or "Taxes") required to be paid or deposited by Seller through the Closing. For purposes of this Section 2.12(a), timely payment shall include payment in accordance with any available extensions and recording of balances due as a Trade Payable.

                  (b) Seller has filed on or before the applicable due date (including extensions) all tax returns which it is required to have filed through the date hereof and has timely paid all amounts shown as payable thereon, as well as any deficiencies or other additional amounts subsequently assessed by any taxing authority with respect to each such tax return. All such returns are true, correct and complete in all material respects.

                  (c) Seller has not waived any statute of limitations in respect of Taxes of Seller or agreed to any extension of time with respect to a Tax assessment or deficiency of Seller, and the assessment of any additional Taxes of Seller with respect to periods for which returns have been filed is not expected.

                  (d) There are no proposed deficiencies or unresolved claims concerning Seller's liability for Taxes.

                  (e) All federal and state income tax returns (including all attachments and amendments thereto) of Seller relating to fiscal years 1994 and 1995 (including any extensions or waivers thereof) have been made available to Buyer.

         2.13 INSURANCE. Seller has received no notification of cancellation, modification or denial of renewal of any material policies of fire, product liability, malpractice or other forms of insurance.

         2.14 SUPPLIERS. Seller has received no notice of termination or an intention to terminate the relationship with Midwest Division of Seller, from any material supplier.

         2.15 PATENTS, TRADEMARKS, ETC. Set forth in Schedule 2.15 attached hereto is a list of United States and foreign trademarks, service marks, trade names, brand names, copyrights, including registrations and applications, patent and patent applications, and employee covenants and agreements respecting intellectual property ("Trade Rights") in which Seller, in connection with the Midwest Division, now has any interest, specifying the basis on which such Trade Rights are owned, controlled, used or held (under license or otherwise) by Seller, and also indicating which of such Trade Rights are registered. All Trade Rights shown as registered in Schedule 2.15 have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current. To the knowledge of Seller, Seller is not infringing and has not infringed on any Trade Rights of another in the operation of the Midwest Division of Seller, nor to the knowledge of Seller is any other person infringing on the Trade Rights of Seller relating to the Midwest Division. Seller has not granted any license or made any assignment of any Trade Right, and to the knowledge of Seller, no other person has any right to use any Trade Right owned or held by Seller relating to the Midwest Division. Seller does not pay any royalties or other consideration for the right to use any Trade Rights of others. Except as set forth in Schedule 2.15, there are no inquiries, investigations or claims or litigation challenging or threatening to challenge Seller's right, title and interest with respect to its continued use and right to preclude others from using any Trade Rights of Seller. To the knowledge of Seller, all Trade Rights of Seller relating to the Midwest Division are valid, enforceable and in good standing and, to the knowledge of Seller, there are no equitable defenses to enforcement based on any act or omission of Seller.

         2.16 PRODUCT WARRANTY. Set forth in Schedule 2.16 is a true, correct and complete copy of Seller's standard warranty or warranties for sales of its products.

         2.17 PRODUCT LIABILITY. No action is pending or, to the knowledge of Seller, threatened against or involving Seller relating to any product alleged to have been manufactured or sold by Seller in connection with Midwest Division of Seller and alleged to have been defective, or improperly designed or manufactured.

         2.18     CONTRACTS AND COMMITMENTS.

                  (a) PERSONAL PROPERTY LEASES. Set forth on Schedule 2.18(a) is a list of all personal property leases to which the Midwest Division of Seller is a party.

                  (b) PURCHASE COMMITMENTS. Set forth in Schedule 2.18(b) is a list of all agreements (written or oral) between Midwest Division of Seller and third parties for the purchase of goods and supplies by Seller which individually call for the payment by Seller after the date hereof of more than five thousand dollars ($5,000) or which obligate Seller for a period extending beyond December 31, 1996. Complete and correct copies of all such written agreements have heretofore been made available to Buyer and HealthCare.

                  (c) SALES COMMITMENTS. Set forth in Schedule 2.18(c) is a list and description of all presently effective agreements (written or oral) between Midwest Division of Seller and third parties for the distribution and sale of its products. Complete and correct copies of all such written contracts have heretofore been made available to Buyer and HealthCare.

                  (d) CONTRACTS WITH SHAREHOLDERS AND CERTAIN OTHERS. Except as set forth on Schedule 2.18(d), Seller has no agreement, understanding, contract or commitment (written or oral) with any of its shareholders, or any affiliate of a shareholder.

                  (e) COLLECTIVE BARGAINING AGREEMENTS. Midwest Division of Seller is not party to any collective bargaining agreements with any union.

                  (f) LOAN AGREEMENTS. Except as set forth in the Agreement and on Schedule 2.18(f) hereto, Midwest Division of Seller is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as signatories, guarantors or otherwise.

                  (g) GUARANTEES. Except as set forth in Schedule 2.18(g), Seller is not a party to any instrument under which Seller guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

                  (h) RESTRICTIVE AGREEMENTS. Except as set forth in Schedule 2.18(h), Midwest Division of Seller is not party to nor is it bound by any agreement requiring it to assign any interest in any trade secret or proprietary information, or prohibiting or restricting it from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on its business anywhere in the world.

                  (i) OTHER MATERIAL CONTRACTS. Midwest Division of Seller is not party to any lease, license, contract (including without limitation contracts with health maintenance organizations) or commitment of any nature involving consideration or other expenditure in excess of ten thousand dollars ($10,000), or involving performance over a period of more than ninety (90) days, or which is otherwise individually material to the operations of Seller, except as set forth in Schedule 2.18(i).

                  (j) NO DEFAULT. Midwest Division of Seller is not in default under any lease, agreement, contract or commitment where such default would have a Material Adverse Effect, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of Seller's obligations or result in the creation of any lien on any of the assets owned, used or occupied by Midwest Division of Seller where such default, acceleration or creation of lien would have a Material Adverse Effect. To the knowledge of Seller, no third party is in default under any lease, agreement, contract or commitment to which Midwest Division of Seller is a party where such default would have a Material Adverse Effect, nor, to the knowledge of Seller, has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination thereof.

         2.19     LEASES.

                  (a) Seller does not own any real property. Seller has heretofore delivered to Buyer true and complete copies of all leases of real property to which they are a party, which leases are listed on Schedule 1.1(b) and 1.3(f) (the "Leases"). Except as set forth on Schedule 2.19, no consent of any third party is required in order to effectuate the assignment of the leases described in Schedule 1.1(b) to Buyer. The Leases are currently in full force and effect. No notices of default of Seller under any of the Leases have been received by Seller and no condition exists which, with the passage of time or giving of notice or both, would constitute a material default thereunder.

                  (b) To the knowledge of Seller, there are no defaults by the landlord under any of the Leases except as set forth on Schedule 2.19(b). Seller has not waived any rights under any of the Leases.

                  (c) There is no pending or, to the knowledge of Seller, threatened action or proceeding which could materially adversely affect Buyer's use of the Business Premises after the consummation of the transaction contemplated by this Agreement. Except as set forth on Schedule 2.19(b), there are no violations by Seller or, to the knowledge of Seller, by Seller's landlords of laws, ordinances, regulations or codes materially adversely affecting Seller's use of the Business Premises.

         2.20 TANGIBLE PROPERTY. The equipment, computers and related peripherals, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other similar tangible property constituting part of the Transferred Assets (the "Tangible Property"), are in operating condition and repair, subject to normal wear and tear, and Seller has not received notice that any of the Tangible Property is in material violation of any existing law of any building, zoning, health, safety or other ordinance, code or regulation and, to the knowledge of Seller, no such material violation exists. During the past three years there has not been any significant interruption of the operations of Seller due to inadequate maintenance of the Tangible Property.

         2.21 INTANGIBLE PROPERTY. Seller has taken all necessary action to maintain the continued validity of the Intangible Property except where failure to do so has not and will not have a Material Adverse Effect. Seller possesses and hereby conveys to Buyer all rights, licenses or other authority necessary to enable Buyer to have and enjoy the full, free and unencumbered use of all of Seller's rights in the Intangible Property without conflict or infringement of the rights of others relating directly or indirectly to the Intangible Property and without payment of any royalties or other consideration to any party to this Agreement or to any other person. Seller has not granted any outstanding licenses in any of the Intangible Property, nor is Seller under any obligation to grant the same.

         2.22 LIENS. Except as set forth on Schedule 2.22, (a) Seller owns outright and has good and marketable title to all of the Transferred Assets (tangible and intangible), and (b) Seller will convey to Buyer at the consummation of the transactions contemplated by this Agreement good and marketable title to the Transferred Assets, in the case of each of clauses (a) and (b) above, free and clear of any lien, charge or other encumbrance, except for leasehold interests, security interests and liens or other encumbrances specifically set forth in Schedule 2.22 or liens or other encumbrances securing Taxes not yet due or payable (collectively, "Permitted Liens").

         2.23 EMPLOYEE BENEFIT PLANS. Set forth in Schedule 2.23, is a list of all pension, profit sharing, retirement, bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes", severance agreements or plans, vacation and sick leave plans including, without limitation, all "employee benefit plans" (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee manuals, and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any persons employed by the Midwest Division of Seller. The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements." True and correct copies of all written Employee Plans/Agreements, including all amendments thereto, have heretofore been provided to Buyer. Seller is in material compliance with and has made all payments due under all Employee Plans/Agreements and with respect thereto Seller is in material compliance with all applicable federal and state laws and regulations. Seller is not contributors to any multi-employer pension plan which has an unfunded liability with respect to benefits due its participants.

         2.24 EMPLOYMENT COMPENSATION. Set forth in Schedule 2.24 is a true and correct list of:

                  (a) All employees of Midwest Division to whom Seller is paying compensation; and in the case of salaried employees such list identifies the current annual rate of compensation for each employee and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range; and

                  (b) All amounts owed to employees of Midwest Division of Seller for accrued sick pay, vacation pay, and bonus pay.

         2.25 BANK ACCOUNTS. Schedule 2.25 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Midwest Division of Seller maintains safe deposit boxes or accounts of any nature and names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

         2.26 ACCOUNTS RECEIVABLE. Each of the accounts receivable of Seller (a) arose from bona fide sales in the ordinary course of business, (b) was entered into under circumstances and by methods usual and customary in Seller's business in the applicable state and the collection practices used with respect thereto have been in all respects legal and proper and (c) was entered into, and credit granted pursuant thereto, consistent with Seller's historical credit policies and practices. The books of Seller correctly record the principal balance of all accounts receivable and each of the security instruments securing any account receivable, if any, constitutes a valid lien in favor of Seller upon the property which it describes, and is enforceable (subject to the qualifications that enforcement of the rights and remedies created thereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors, and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) by Seller and its transferees. The reserves for doubtful accounts shown or reflected on the Financial Statements are adequate and were calculated consistent with past practice.

         2.27 INVENTORY. The inventories of the Midwest Division of Seller have a commercial value (lower of cost or market value) at least equal to the value shown on Seller's Financial Statements.

         2.28 BROKERS AND FINDERS. Neither Seller nor any of its respective officers, directors, employees or shareholder has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

         2.29 DISCLOSURE. No representations or warranties of Seller contained in this Agreement and no statement contained in any document (including, without limitation, the Financial Statements and the schedules to this Agreement), certificate, or other writing furnished or to be furnished by Seller to Buyer, HealthCare or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary, in the context in which made, to make the statements herein or therein not false or misleading.

         2.30 MINUTES. Nothing within Seller's minute book, as it pertains to operation of the Midwest Division, would be deemed material to Buyer or would be deemed to have a Material Adverse Effect.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF BUYER AND HEALTHCARE

         Buyer and HealthCare hereby represent and warrant to Seller as follows:

         3.1      ORGANIZATION.

                  (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of Washington and has the requisite corporate power to carry on its business and to own, lease and operate the properties and assets used in connection therewith; and

                  (b) HealthCare is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta, Canada, and has the requisite corporate power to carry on its business and to own, lease and operate the properties and assets used in connection therewith.

         3.2 CAPITALIZATION. The authorized and issued capital stock of HealthCare is set forth in the Prospectus referred to in Section 3.11 as of the date thereof. All of the issued and outstanding shares have been validly issued and are fully paid and nonassessable. The common stock of HealthCare to be issued to Seller pursuant to the Convertible Note described in Section 1.4(a) (the "HealthCare Shares") will, upon issuance, be validly issued, fully paid, and nonassessable and free and clear of any lien.

         3.3 AUTHORITY. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer and HealthCare pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the respective boards of directors of Buyer and HealthCare. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Buyer and HealthCare pursuant hereto will each constitute, a valid and binding agreement of Buyer and HealthCare, enforceable in accordance with their respective terms.

         3.4 NO CONFLICT. Neither the execution nor delivery of this Agreement, nor the consummation by Buyer or HealthCare of any of the transactions contemplated hereby, will (a) conflict with or violate the Articles of Incorporation or Bylaws of Buyer or HealthCare or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to them, or the Transferred Assets, or (b) constitute a breach of, or default (whether with notice or lapse of time, or both) under or, result in the termination or cancellation of or acceleration of the performance required by, or require any consent, authorization or approval under, or result in the imposition or creation of any lien upon any of the Transferred Assets under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which Buyer or HealthCare are a party or by which Buyer or HealthCare are bound or affected.

         3.5 BROKERS AND FINDERS. Neither Buyer, HealthCare nor any of its officers, directors, employees or shareholders has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         3.6 DISCLOSURE. No representations or warranties of Buyer or HealthCare contained in this Agreement and no statement contained in any document, certificate or other writing furnished or to be furnished by Buyer or HealthCare to Seller or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary, in the context in which made, to make the statements herein or therein not false or misleading.

         3.7      [Not used]

         3.8 COMPLIANCE WITH LAW. Buyer and HealthCare are in material compliance with all applicable laws, including, without limitation, those applicable to discrimination in employment, occupational safety and health, trade practices, environmental protection, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, and product advertising except to the extent any noncompliance would not have a material adverse effect upon the assets or the businesses of Buyer and HealthCare taken as a whole. Neither Buyer nor HealthCare have received notice of any violation or alleged violation of, and are not subject to any material liability for past or continuing violation of, any Laws. All reports and returns required to be filed by Buyer and HealthCare with any governmental authority have been filed, and were accurate and complete when filed except to the extent failure to file or any deficiency in accuracy or completeness would not have a material adverse effect upon the assets or the business of Buyer and HealthCare taken as whole.

         3.9 NO MATERIAL ADVERSE CHANGE. Since July 31, 1996, there has been no material adverse change in the business, operations or condition (financial or otherwise) of Buyer and HealthCare excluding those changes that result from factors affecting the industry generally or that are caused by general economic conditions and neither Buyer nor HealthCare know of any such change, excluding such changes that result from factors affecting the industry generally or that are caused by general economic conditions, that is threatened or pending, nor has there been any damage, destruction or loss, whether or not covered by insurance, which could have a an adverse effect in excess of $50,000 on the business, operations or condition (financial or otherwise) of Buyer and
HealthCare, on the ability of Buyer and HealthCare to consummate the transactions contemplated hereunder.

         3.10 LITIGATION. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by which Buyer or Healthcare, or their assets are bound, except for such items which do not and will not materially adversely affect the business or operations of Buyer or HealthCare. There are no actions, suits, legal, administrative or arbitral proceedings or inquiries relating to Buyer or HealthCare pending or, to the knowledge of Buyer or Healthcare, threatened (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) against Buyer or HealthCare or any officer, director or employee of Buyer or HealthCare other than any such items which do not and will not materially or adversely affect the business or operations of Buyer or HealthCare.

         3.11 SECURITIES FILINGS. The documents filed by HealthCare with the ASE and the HealthCare Capital Corp. United States Confidential Offering Memorandum dated October 16, 1996 (the "Prospectus"), do not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         3.12 TRANSFERABILITY OF HEALTHCARE SHARES. Based upon the knowledge of HealthCare and Buyer regarding the practice, interpretation, and use of Alberta Securities Commission Notice 7 entitled "Distribution of Securities Outside Alberta" by the staff of the ASE and Alberta, Canada securities practitioners, the HealthCare Shares may be sold, transferred, or otherwise disposed of in the Province of Alberta, Canada, and traded through the facilities of the ASE, beginning on the 91st day following the Closing.

                                   ARTICLE IV
                               COVENANTS OF SELLER

         Seller hereby covenants and agrees as follows:

         4.1 NONCOMPETITION; CONFIDENTIALITY. As an inducement to Buyer to execute this Agreement and complete the transactions contemplated hereby, and in order to preserve the goodwill associated with the Midwest Division of Seller being acquired pursuant to this Agreement, Seller hereby covenants and agrees to deliver to Buyer at the Closing Noncompetition and Confidentiality Agreements in the form attached hereto as Schedule 7.6(a)(i).

         4.2 ACCESS TO INFORMATION AND RECORDS. Seller agrees that during the period prior to the Closing, Buyer, its counsel, accountants and other representatives shall be provided (i) reasonable access during normal business hours to all of the properties, books, records, contracts and documents of Seller relating to the Midwest Division for the purpose of such inspection, investigation and testing as Buyer deems appropriate (and Seller shall furnish or cause to be furnished to Buyer and its representatives all information with respect to the business and affairs of Midwest Division of Seller as Buyer may reasonably request); (ii) reasonable access to employees and agents of Seller for such meetings and communications as Buyer reasonably desires; and (iii) with the prior consent of Seller in each instance (which consent shall not be unreasonably withheld), access to vendors, customers, and others having business dealings with Seller.

         4.3 CONDUCT OF BUSINESS PENDING THE CLOSING. Seller agrees that from the date hereof until the Closing, except as provided herein or otherwise approved in writing by Buyer:

         (a) NO CHANGES. Midwest Division of Seller will carry on its businesses diligently and in the same manner as heretofore and will not make or institute any material changes in its methods of purchase, sale, management, accounting or operation.

                  (b) MAINTAIN ORGANIZATION. Seller will use its best efforts to maintain, preserve, renew and keep in force and effect the existence, rights and franchises of the Midwest Division and to preserve the business organization of the Midwest Division intact, to keep available to Buyer the present officers and employees of the Midwest Division, and to preserve for Buyer the Midwest Division's present relationships with suppliers and customers and others having business relationships with the Midwest Division.

                  (c) NO BREACH. Seller will use its best efforts to avoid any act, or any failure to act, which may cause a breach of any material contract, commitment or obligation by which the Midwest Division is bound, or any breach of any representation, warranty, covenant or agreement made by Seller in this Agreement.

                  (d) NO MATERIAL CONTRACTS. Midwest Division of Seller will not enter into any contract or commitment or purchase any assets (tangible or intangible) other than in the ordinary course of business and consistent with past practice, except where the value of any such contract, commitment or asset is less than five thousand dollars ($5,000).

                  (e) MAINTENANCE OF INSURANCE. Midwest Division of Seller shall maintain all of the insurance on the Transferred Assets in effect as of the date hereof or replace such insurance with comparable coverage and shall procure such additional insurance as shall be reasonably requested by Buyer at Buyer's expense.

                  (f) MAINTENANCE OF PROPERTY. Midwest Division of Seller shall use, operate, maintain and repair all its assets and properties in a normal business manner consistent with Seller's past practices.

                  (g) INTERIM FINANCIALS. Seller will provide Buyer with interim monthly financial statements and other management reports as and when they are available.

                  (h) NO DIVIDENDS. Seller shall not declare or pay any property dividend of assets of the Midwest Division.

                  (i) COMPENSATION. Except in the usual course of business consistent with the past practices, Midwest Division of Seller shall not increase the compensation or benefits of any of its employees nor make any other change in the terms of their employment.

                                    ARTICLE V
                        SECURITIES LAWS AND UNDERTAKINGS

         5.1      SECURITIES LAWS.

                  (a)   INVESTMENT   REPRESENTATIONS.   Seller   represents   to
HealthCare as follows:

                           (i) The  Convertible  Note and the HealthCare  Shares
are being acquired for its own account and for investment only, and not with a view to the distribution of all or any part of the Convertible Note or the HealthCare Shares, except pursuant to (i) an effective registration statement covering such Convertible Note or such shares as contemplated in Section 5.2 or
(ii) an available exemption from registration, and the acquisition of the Convertible Note and the HealthCare Shares by Seller and their continued holding thereof as may be required by law and the terms hereof are consistent with its financial position.

                           (ii)  Seller  has  had  such  access  to  information
regarding the business and finances of HealthCare, and has met and discussed the business and finances of HealthCare with its management employees to the extent it deems necessary, and has received and read, and understands the contents of the Prospectus.

                  (b)      LIMITATIONS ON TRANSFER.

                           (i) Except as expressly  provided in this  Agreement,
Seller shall not, directly or indirectly, offer or sell, pledge, transfer, or otherwise dispose of all or any portion of the Convertible Note or the HealthCare Shares, or solicit any offer to buy, purchase, or otherwise acquire or take a pledge of all or any portion of the Convertible Note or the HealthCare Shares, as the case may be, except (A) in the manner and to the extent described in (i) a registration statement in effect under the Securities Act of 1933 (the "Act") covering the Convertible Note or the HealthCare Shares and as to which a prospectus meeting the requirements of the Act is duly delivered and filed as necessary to qualify the shares under applicable state securities laws or (ii) an opinion of counsel for Seller, which opinion is in form and substance reasonably satisfactory to counsel for HealthCare, to the effect that such proposed offer, sale, pledge, transfer, or other disposition of the Convertible Note or the HealthCare Shares may lawfully be made without such registration, delivery, and qualification or (B) pursuant to trades made on the ASE after 90 days following the Closing pursuant to Rule 904 of Regulation S under the Act, provided such resale on the ASE complies with applicable state securities laws. Seller acknowledges that it has consulted with counsel concerning the limited availability of exemptions from registration under the Act and it understands that it (i) may bear the economic risk of investment in the Convertible Note and the HealthCare Shares for an indefinite period of time because neither the Convertible Note nor the HealthCare Shares have been registered under the Act and, therefore, cannot be sold unless they are subsequently registered under the Act or qualified as necessary under applicable state securities laws or an exemption from registration under the Act, such as that contained in Rule 904, or from qualification under state securities laws, is available, (ii) except as provided in this Agreement,

HealthCare is not obligated to register the Convertible Note or the HealthCare Shares under the Act or qualify them under applicable state securities laws,
(iii) that absent registration under the Act, neither the Convertible Note nor the HealthCare Shares may ordinarily be sold in the United States for at least two years after the Closing and then only in accordance with Rule 144 under the Act or in a bona fide transaction not involving a public offering to a purchaser who shall be subject to the same restrictions on any resale, (iv) that absent qualification under applicable state securities laws, the sale of the Convertible Note and the HealthCare Shares may be restricted by such laws; and
(v) the HealthCare Shares may not be sold, transferred or otherwise disposed of in the province of Alberta, Canada, or traded through the facilities of the ASE for a period of 90 days following the Closing.

                           (ii)  Notwithstanding  any other  provisions  of this
Agreement, Seller shall not, directly or indirectly, sell, transfer, or otherwise dispose of all or any portion of the Convertible Note or the HealthCare Shares within 12 months after the date of purchase of the Convertible Note or the HealthCare Shares, as the case may be, except in accordance with Regulation 204.011 of the Pennsylvania Code.

                  (c) LEGENDS ON CERTIFICATES. Certificates representing the HealthCare Shares shall be endorsed with legends, (i) substantially in the form set forth in Schedule 5.1(c)(i) hereto, and (ii) to the effect that the HealthCare Shares may not be traded in Canada for 90 days following the Closing. HealthCare need not recognize any person other than Seller as having any interest in or to the HealthCare Shares unless the acquisition thereof shall have been made in compliance with Subsection 5.1(b) above. HealthCare may issue appropriate stop transfer instructions to the transfer agent for the HealthCare Shares to prevent transfers in violation of Subsection 5.1(b) hereof.

                  (d)      REMOVAL OF LEGENDS.

                           (i) At any  time  while  the  HealthCare  Shares  are
registered under the Act and qualified as necessary under applicable state securities laws, HealthCare shall, upon written request, cause the certificates representing the HealthCare Shares to be reissued free of all legends and withdraw all stop transfer instructions. Upon the termination of any such registration, Seller and any transferee who owns HealthCare Shares represented by a certificate without such legends, shall, upon written request, promptly return such certificate to HealthCare for reissue for a certificate endorsed with the legends specified in, and otherwise subject to, the provisions of Subsection 5.1(c). Three years after the Closing, HealthCare's right to request the return of unlegended certificates for previously registered HealthCare Shares shall terminate and HealthCare shall, upon written request of Seller, cause any certificates bearing one or more legends to be reissued free of such legends and withdraw all stop transfer instructions, provided that Rule 144(k) under the Act, or a comparable rule, is in effect in substantially its present form and Seller furnishes to HealthCare evidence satisfactory to HealthCare and its counsel that they meet the requirements of such rule.

                           (ii) HealthCare shall, upon written request,  cause a
certificate representing all or a portion of the HealthCare Shares to be reissued free of all legends and shall withdraw all stop transfer instructions upon the provision by Seller of a declaration to The R-M Trust Company as transfer agent in substantially the form set forth in Schedule 5.1(d)(ii) hereto.

         5.2      REGISTRATION UNDERTAKING.

                  (a)      DEMAND REGISTRATION.

                           (i)   REQUEST  FOR   REGISTRATION.   The  holders  of
HealthCare Shares may request registration under the Act of such HealthCare Shares as are described in the notice to HealthCare requesting such registration as provided in Section 5.2(b)(ii). Within ten days after receipt of any such request, HealthCare will give written notice of such request to all other holders of HealthCare Shares and will include in such registration all HealthCare Shares with respect to which the holder has given notice to HealthCare of such holder<018>s request for inclusion therein within 30 days after the receipt by such holder of HealthCare<018>s notice.

                           (ii) DEMAND  REGISTRATION.  The holders of HealthCare
Shares will collectively be entitled to two requests for demand registration as provided in subsection (i) above (the "Demand Registrations") and those requests may be made at any time specified by the holders of at least 25% of all the outstanding HealthCare Shares. The Demand Registrations will be short-form registrations on Form S-3 or any successor form thereof if HealthCare is permitted to use such short form. Except for (i) shares of HealthCare common stock owned by Gregory J. Frazer, Carissa Bennett or Jami Tanihana for which registration rights have been granted prior to the date of this Agreement, (ii) all shares of HealthCare common stock or warrants to purchase such shares issued or issuable in connection with the offer of the February Special Warrants described in the HealthCare Capital Corp. Preliminary Prospectus dated July ___, 1996, draft dated July 12, 1996, (iii) all shares of HealthCare common stock or warrants to purchase such shares issued or issuable in connection with the offer of the September Special Warrants described in the Prospectus, no securities other than the HealthCare Shares shall be included in the Demand Registrations without the consent of the holders of at least 50 percent of all then outstanding HealthCare Shares that have not been previously registered pursuant to this Article V, which consent shall not be unreasonably withheld.

                  (b) PIGGYBACK REGISTRATION. HealthCare agrees that, if at any time from and after the Closing HealthCare proposes to register any of its securities under the Act, HealthCare will (i) promptly notify the holders of HealthCare Shares that such Registration Statement (as hereinafter defined) will be filed and that the HealthCare Shares which are then held by such holders will be included in such Registration Statement at their request and (ii) subject to the next sentence of this subsection (b), cause such Registration Statement to cover all HealthCare Shares which it has been so requested to include by the Participating Holders (as hereinafter defined), provided such request is delivered to HealthCare not later than 20 days after such notice is given to the holders of HealthCare Shares and specifies the number of HealthCare Shares to be included in the proposed registration. Notwithstanding the foregoing provisions, if the registration statement relates to an underwritten offering of HealthCare Shares and the managing underwriter shall inform in writing HealthCare and the Participating Holders that the managing underwriter believes that the number of shares requested to be included in such registration would materially, adversely affect its ability to effect such offering, then HealthCare will include in such registration the number of HealthCare Shares which HealthCare is so advised can be sold in (or during the time of) such offering as follows: first, all shares proposed by HealthCare to be sold for its own account, and, second, such HealthCare Shares requested to be included in such registration, pro rata by the Participating Holders on the basis of the number of HealthCare Shares so proposed to be sold and so requested to be included; PROVIDED, HOWEVER, that HealthCare shall be obligated to register any HealthCare Shares so excluded from the registration statement pursuant to a registration statement filed 90 days after the effectiveness of such initial registration statement or such greater number of days as may be specified in "lock-up" agreements entered into with the managing underwriter. For the purposes of this Agreement, "Registration Statement" shall mean any registration statement of HealthCare that covers any of its securities under the Act, including the prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                  (c) Whenever the holders of HealthCare Shares have requested that any HealthCare Shares be registered pursuant to this Agreement, HealthCare will use its best efforts to effect the registration and the sale of such HealthCare Shares in accordance with the intended method of disposition thereof, and pursuant thereto HealthCare will as expeditiously as possible:

                           (i)   prepare   and  file  with  the  United   States
Securities and Exchange Commission (the "SEC") a Registration Statement with respect to such HealthCare Shares and use its reasonable best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period which will terminate when all HealthCare Shares covered by such Registration Statement, as amended from time to time, have been sold or a period of one year, whichever is shorter;

                           (ii)  prepare  and file with the SEC such  amendments
and post- effective amendments to the Registration Statement and the prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 5.2(c)(i) and to comply with the provisions of the Act and the Securities Exchange Act of 1934 (the "1934 Act") with respect to the distribution of all HealthCare Shares covered by such Registration Statement; PROVIDED that, at a time reasonably prior to the filing of a Registration Statement or prospectus, or any amendments or supplements thereto, HealthCare will furnish to the Participating Holders copies of all documents proposed to be filed, in order to allow the Participating Holders and their counsel to comment on such documents;

                           (iii) notify the Participating Holders promptly,  and
confirm such advice in writing, (a) when the prospectus or any supplement or post-effective amendment has been filed, and with respect to the Registration Statement or any post-effective amendment, when the same has become effective,
(b) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (d) of the receipt by HealthCare of any notification with respect to the suspension of the qualification of such HealthCare Shares for which registration has been requested for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                           (iv) make reasonable  effort to obtain the withdrawal
of any order suspending the effectiveness of the Registration Statement;

                           (v)  furnish  to the  Participating  Holders at least
five  copies of the  Registration  Statement  and any  post-effective  amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                           (vi)  deliver  to each  Participating  Holder as many
copies of the prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such holder may reasonably request in order to facilitate the disposition of the HealthCare Shares covered by such Registration Statement;

                           (vii)  prior to any  public  offering  of  HealthCare
Shares, use its reasonable best efforts to register or qualify or cooperate with the Participating Holders and the underwriters, if any, and their respective counsel in connection with the registration or qualification of such HealthCare Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Participating Holders or any underwriter reasonably requests in writing and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the HealthCare Shares covered by such Registration Statement; PROVIDED that HealthCare will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                           (viii) [Not used];

                           (ix)  in  the  event  of  any   underwritten   public
offering, enter into and perform its obligations under an underwriting agreement, usual and customary in form, with the managing underwriter of such offering; the Participating Holders shall also enter into and perform their obligations under such agreement, usual and customary in form; HealthCare shall take such other actions as the underwriters reasonably request in order to expedite or facilitate a disposition of the HealthCare Shares covered by such Registration Statement;

                           (x)  upon  request,  furnish  to  each  Participating
Holder a signed counterpart, addressed to such holder, of (a) an opinion of counsel for HealthCare, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (b) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified HealthCare's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as the principal underwriter with respect to such registration may reasonably request (or, if such registration does not involve an underwritten offering, as may reasonably (i.e., in conformity with Statement on Auditing Standards No. 72, as amended, or any successor statement thereto) be requested by holders of a majority of the HealthCare Shares included in such registration);

                           (xi) immediately notify each Participating  Holder at
any time when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such HealthCare Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                           (xii) Otherwise use its reasonable  efforts to comply
with all applicable rules and regulations of the SEC under the Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration or the disposition of the HealthCare Shares hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve months, beginning after the effective date of the applicable Registration Statement, which earnings statement shall satisfy the provisions of subsection 11(a) of the Act. For the purpose of this subsection 5.2(c)(xii), "Availability Date" means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the HealthCare's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter).

                           (xiii) For purposes of this Article V  "Participating
Holder" shall mean any holder of the HealthCare Shares whose shares are being registered pursuant to this Article V.

                  (d) HealthCare shall pay all expenses incurred in connection with any registration or other action pursuant to the provisions of this Section 5.2, other than underwriting discounts and applicable transfer taxes relating to the HealthCare Shares sold by Seller and attorney fees and expenses of Seller in excess of $10,000.

                  (e) HealthCare agrees to indemnify and hold harmless Seller from and against any and all losses, claims, damages, liabilities or actions, joint or several, to which Seller may become subject under the Act for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation or threatened litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which HealthCare Shares were registered under the Act (hereinafter called a "Registration Statement"), any preliminary prospectus, the final prospectus or any amendment or supplement thereto (or in any application or document filed in connection therewith) or any document filed by HealthCare in any jurisdiction in order to register or qualify the HealthCare Shares under the securities laws thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the employment by HealthCare of any device, scheme or artifice to defraud, or the engaging by HealthCare in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which HealthCare shall participate, in connection with the issuance and sale of any of the HealthCare Shares; PROVIDED, HOWEVER that (i) the indemnity agreement contained in this Subsection (e) shall not extend to Seller in respect of any such losses, claims, damages, liabilities or actions arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was based upon and made in conformity with information furnished in writing to HealthCare by Seller specifically for use in connection with the preparation of such Registration Statement, any final prospectus, any preliminary prospectus or any such amendment or supplement thereto (or in any application or document filed in connection therewith) or document filed in any jurisdiction in order to register or qualify the HealthCare Shares under the securities laws thereof. HealthCare agrees to pay any legal and other expenses for which it is liable under this Subsection (e) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

                  (f) Seller will indemnify and hold harmless HealthCare, its directors, its officers who shall have signed the Registration Statement and each person, if any, who controls HealthCare within the meaning of Section 15 of the Act to the same extent as the foregoing indemnity from HealthCare, but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from such Registration Statement, any final prospectus, any preliminary prospectus or any amendment or supplement thereto (or in any application or document filed in connection therewith) or document filed in any jurisdiction in order to register or qualify the HealthCare Shares under the securities laws thereof was made in reliance upon information furnished in writing to HealthCare by such Seller specifically for use in connection with the preparation of the Registration Statement, any final prospectus or the preliminary prospectus or any such amendment or supplement thereto (or in any application or document filed in connection therewith) or document filed in any jurisdiction in order to register or qualify the HealthCare Shares under the securities laws thereof; PROVIDED, HOWEVER, that the obligation of Seller to indemnify HealthCare under the provisions of this Subsection (f) shall be limited to the product of the number of HealthCare Shares being sold by Seller and the market price of HealthCare Shares on the date of the sale to the public of such HealthCare Shares. Seller agrees to pay any legal and other expenses for which it is liable under this Subsection (f) from time to time (but not more frequently than monthly) within 30 days after receipt of a bill therefor.

                  (g) If any  action is  brought  against a person  entitled  to indemnification pursuant to the foregoing Subsections (e) and (f) (an "indemnified party") in respect of which indemnity may be sought against a person granting indemnification (an "indemnifying party") pursuant to such Subsections (e) and (f), such indemnified party shall promptly notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party of any such action shall not release the indemnifying party from any liability it may have to such indemnified party otherwise than on account of the indemnity agreement contained in Subsections
(e) and (f) of this Section 5.2. In case any such action is brought against an indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party against which a claim is to be made will be entitled to participate therein at its own expense and, to the extent that it may wish, to assume at its own expense the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that (i) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded based upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnified party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties and (ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense at the expense of the indemnifying party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 5.2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with proviso (i) to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent.

                  (h) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Subsections (e) and (f) of this Section 5.2 is unavailable to an indemnified party in accordance with its terms, HealthCare and Seller shall contribute to the aggregate losses, claims, damages and liabilities, of the nature contemplated by said indemnity agreement, incurred by HealthCare and Seller, in such proportions as are appropriate to reflect the relative benefits received by HealthCare and Seller from any offering of the HealthCare Shares; PROVIDED, HOWEVER, that if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under Subsection (g) of this Section 5.2, then the relative fault of HealthCare and Seller in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits.

                  (i) The respective indemnity and contribution agreements by HealthCare and Seller in Subsections (e), (f), (g), and (h) of this Section 5.2 shall remain operative and in full force and effect regardless of (i) any investigation made by Seller or by HealthCare or any controlling person of HealthCare or any director or any officer of HealthCare, (ii) payment for any of the HealthCare Shares or (iii) any termination of this Agreement, and shall survive the delivery of the HealthCare Shares, and any successor of HealthCare, or of Seller, or of any person who controls HealthCare, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by HealthCare and Seller contained in Subsections (e), (f), (g), and (h) of this Section 5.2 shall be in addition to any liability which HealthCare and Seller may otherwise have.

                  5.3 SELL ALONG RIGHT. Except pursuant to a registration statement filed pursuant to Sections 5.2(a) or 5.2(b) hereof, whenever Brandon
M. Dawson (the "Selling Stockholder") shall receive a bona fide offer to acquire all or substantially all of the shares of HealthCare Common Stock held by the Selling Stockholder from a prospective acquiror which the Selling Stockholder wishes to accept, the Selling Stockholder shall give a written notice (the "Notice") to each holder of HealthCare Shares (collectively, the "Offerees") to such effect, specifying the number of shares of Common Stock of HealthCare which the Selling Stockholder desires to transfer. Upon receipt of the Notice, each of the Offerees shall have the right, at such Offeree<018>s option, to require the Selling Stockholder to arrange for the sale to the prospective acquiror (on terms and conditions at least as favorable to such Offeree as the terms and conditions set out in the offer received by the Selling Stockholder) of the number of such Offeree<018>s holdings of shares of Common Stock which bears the same proportion to the number of shares of Common Stock owned by such Offeree as the number of shares of Common Stock being sold by the Selling Stockholder bears to the total number of shares of Common Stock owned by the Selling Stockholder. If the prospective acquiror will not acquire all the shares of Common Stock which the Selling Stockholder and the Offerees wish to dispose of pursuant to this Section 5.3, the number of shares of Common Stock which the Selling Stockholder and each of the Offerees exercising its right and option pursuant to this Section 5.3 shall be permitted to transfer to such prospective acquiror shall be a number of shares equal to the number of shares which the prospective acquiror desires to acquire multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock owned by the Selling Stockholder or each such Offeree, as applicable, and the denominator of which shall be the aggregate number of shares of Common Stock owned by the Selling Stockholder and all such Offerees. An Offeree may exercise such person<018>s right under this Section 5.3 by written notice given within ten days after the date on which such person received the Notice.

                  5.4      ASSIGNMENTS AND TRANSFERS.

                           (a) ASSIGNMENTS  AND TRANSFERS BY SELLER.  All of the
rights and obligations of Seller under this Article V may be assigned or transferred by any holder of HealthCare Shares to any transferee or assignee of any HealthCare Shares, PROVIDED, that such transfer is made expressly subject to the terms and conditions of this Article V and HealthCare is provided with written notice of such assignment. HealthCare hereby expressly consents to any transfers or assignments of the rights and obligations of Seller under this
Article V and all the rights and obligations of a transferee hereunder, including by such transferee that is a partnership to its partners, pro rata in accordance with their ownership interests in such transferee, by a transferee that is a corporation, to its executive officers, directors, or shareholders, and by a transferee that is an individual to his or her spouse or children, PROVIDED, HOWEVER, that such transfer is made expressly subject to the terms and conditions of this Article V and HealthCare is provided with written notice of any such assignment.

                           (b)  ASSIGNMENTS  AND  TRANSFERS BY  HEALTHCARE.  The
rights and obligations of HealthCare under this Article V may not be assigned by HealthCare without the prior written consent of the holders of a majority of the HealthCare Shares which have not been previously registered pursuant to this
Article V (the "Majority Holders"), except that without the prior written consent of the Majority Holders, but after notice duly given, HealthCare shall assign its rights and delegate its duties hereunder to any successor-in-interest corporation, and such successor-in-interest shall assume such rights and duties, in the event of a merger or consolidation of HealthCare with or into another corporation, or any merger or consolidation of another corporation with or into HealthCare which results directly or indirectly in an aggregate change in the ownership or control of more than 50% of the voting rights of the equity securities of HealthCare, or the sale of all or substantially all of HealthCare<018>s assets.

                           (c)  ASSIGNMENT OF CONVERTIBLE  NOTE.  Subject to the
provisions of Section 5.1, the Convertible Note may be assigned or transferred by Hearing Health to its subsidiaries or any of the investment partnerships that are shareholders of Hearing Health.

                                   ARTICLE VI
                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

         Each and every obligation of Seller to be performed at Closing shall be subject to the satisfaction prior to or at the Closing (or the waiver by Seller) of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Each of the representations and warranties made by Buyer and HealthCare in this Agreement, or in any instrument, list, certificate or writing delivered by Buyer or HealthCare pursuant to this Agreement, shall be true and correct when made and shall be true and correct at and as of the Closing as though such representations and warranties were made as of the Closing.

         6.2 COMPLIANCE WITH AGREEMENT. Buyer and HealthCare shall have in all material respects performed and complied with all of Buyer's and HealthCare's agreements and obligations under this Agreement which are to be performed or complied with by Buyer and HealthCare prior to or at the Closing, including the delivery of the closing documents specified in Section 8.5 and 8.6 hereof.

         6.3 ABSENCE OF SUIT. No action, suit, investigation, or proceeding before any court or any governmental authority shall have been commenced or threatened against Buyer, HealthCare, Seller or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions.

         6.4  SUB-LEASE  AGREEMENTS.   Buyer  and  Seller  shall  have  executed
sub-lease agreements relating to the Excluded Leases substantially in the form of Schedule 6.4 hereto.

         6.5 ASSUMPTION AGREEMENT. Each of Buyer, HealthCare, and Kathy Foltner shall have executed an Assumption Agreement in the form of Schedule 6.5 thereof.

         6.6 FOLTNER NOTE. Buyer shall have issued to Kathy Foltner the Foltner Note.

         6.7 RELEASE FROM FOLTNER. Buyer and Foltner shall have executed an Assumption Agreement providing for the release of Seller in the form of Schedule
6.7 attached hereto.

         6.8 CANCELLATION OF NOTE. Seller shall have received that certain promissory note dated July 1, 1994, in the original principal amount of $600,000 made by Hearing Health to Kathy Foltner.

         6.9 ASE LISTING. Seller shall have received evidence reasonably satisfactory to it that the HealthCare Shares have been conditionally accepted for listing on the ASE.

                                   ARTICLE VII
          CONDITIONS PRECEDENT TO BUYER'S AND HEALTHCARE'S OBLIGATIONS

         Each and every obligation of Buyer and HealthCare to be performed at Closing shall be subject to the satisfaction prior to or at the Closing (or the waiver by Buyer or HealthCare) of each of the following conditions:

         7.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Each of the representations and warranties made by Seller in this Agreement, or in any instrument, schedule, list, certificate or writing delivered by Seller pursuant to this Agreement, shall be true and correct when made and shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made as of the Closing.

         7.2 COMPLIANCE WITH AGREEMENT. Seller shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing, including the delivery of the closing documents specified in
Section 8.4 hereof.

         7.3 ABSENCE OF SUIT. No action, suit, investigation or proceeding before any court or any governmental authority shall have been commenced or threatened, against HealthCare, Buyer, Seller or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions; provided that the obligations of HealthCare and Buyer shall not be affected unless there is a reasonable likelihood that as a result of such action, suit, investigation, or proceeding HealthCare and Buyer will be unable to retain substantially all the practical benefits of the transaction to which they are entitled under this Agreement.

         7.4 APPROVALS; CONSENTS. The consents, permits, approvals, licenses or orders from any governmental or regulatory body or other third party required to be obtained by Seller for the lawful consummation of the transactions contemplated by this Agreement and listed in Schedule 2.5 hereto shall have been obtained except where failure to obtain such consents, permits, approvals, licenses or orders would not have a Material Adverse Effect (whether or not such effect is referred to or described in any Schedule) on the business, prospects, financial conditions, assets, reserves or operations of Seller taken together.

         7.5 MATERIAL ADVERSE CHANGE. From the date of the Financial Statements to the Closing, Seller shall not have suffered any change which has a Material Adverse Effect (whether or not such effect is referred to or described in any Schedule) on the business, prospects, financial condition, assets, reserves or operations of Seller taken together.

         7.6      AGREEMENTS.

         (a) NONCOMPETITION AND CONFIDENTIALITY AGREEMENT. Seller, Foster Management Company and the Foster Investment Partnerships shall have executed and delivered to Buyer and HealthCare Noncompetition and confidentiality agreements in the forms attached hereto as Schedules 7.6(a)(i), 7.6(a)(ii) and 7.6(a)(iii) respectively.

         (b) SUB-LEASE AGREEMENT. Buyer and Seller shall have executed a sub-lease agreement substantially in the form of Schedule 6.4 hereto.

         (c) EMPLOYMENT AGREEMENT. Buyer and Ms. Kathy Foltner shall have executed an Employment Agreement substantially in the form of Schedule 7.6(c) hereto.


         (d) AGREEMENT OF PARTNERSHIPS. Abbington Venture Partners Limited Partnership, Abbington Venture Partners Limited Partnership-II, Business Development Capital Limited Partnership-III, and Brownscreek, Inc., shall each have executed a letter agreement in the form attached hereto as Schedule 7.6(d).

                                  ARTICLE VIII
                         ACTIONS TO BE TAKEN AT CLOSING

         The following actions shall be taken at Closing, each of which shall be conditional on completion of all the others and all of which shall be deemed to have taken place simultaneously:

         8.1 TITLE. Seller shall deliver to Buyer all conveyances, assignments, bills of sale (as set forth in Schedule 8.1), powers of attorney and any and all further instruments and documents as may be reasonably requested by Buyer in order to complete any and all conveyances, transfers and assignments herein provided and any approvals and consents required to be delivered pursuant to the terms of this Agreement, including, but not limited to, the items referred to in
Section 8.4 hereof.

         8.2      PAYMENT OF PURCHASE PRICE.  Buyer shall deliver to Seller:

                  (a) the Convertible Note; and

                  (b) all instruments of assumption and any and all further instruments and documents as may be reasonably requested by Seller in order to complete the assumption by Buyer of the Assumed Liabilities.

         8.3 CORPORATE NAME. Seller shall transfer to Buyer Seller's right to the use of the Trade Names and all variations thereof and combinations embodying the words included therein.

Seller shall furnish such written consents as Buyer shall have reasonably requested (if any) to the use of the Trade Names, and from and after the date hereof, Seller will cooperate with Buyer to the end that Buyer may use the Trade Names in any jurisdiction in which Seller is currently doing business.

         8.4 ADDITIONAL DELIVERIES BY SELLER. Seller shall also deliver the following to Buyer at the consummation of the transactions contemplated by this
Agreement:

                  (a) An opinion of counsel to Seller, dated as of the date hereof, in form and substance satisfactory to Buyer, substantially in the form of Schedule 8.4(a);

                  (b) Certificates dated the date hereof of an officer of Seller certifying to the fulfillment of the conditions set forth in Sections 7.1 and 7.2;

                  (c) A copy of the resolutions of Seller's Board of Directors and shareholders, certified by its corporate secretary, which resolutions shall be in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby;

                  (d) All bills of sale and such other evidences of the transfer of the Transferred Assets reasonably necessary to complete the transaction;

                  (e) All consents received in connection with the transactions contemplated hereunder.

         8.5 DELIVERIES BY BUYER. Buyer shall also deliver the following to Seller at the Closing:

                  (a) An opinion of counsel to Buyer, dated as of the date hereof, in form and substance satisfactory to Seller, substantially in the form of Schedule 8.5(a);

                  (b) A certificate dated the date hereof of the President of Buyer certifying to the fulfillment of the conditions set forth in Sections 6.1 and 6.2; and

                  (c) A copy of the resolutions of Buyer's Board of Directors, certified by its corporate secretary, which resolutions shall be in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby.

         8.6 DELIVERIES BY HEALTHCARE. HealthCare shall deliver the following additional closing documents to Seller at the Closing:

                  (a) An opinion of counsel to HealthCare, dated as of the date hereof, in form and substance satisfactory to Seller, substantially in the form of Schedule 8.6(a);

                  (b) A certificate dated the date hereof of the President of HealthCare certifying to the fulfillment of the conditions set forth in Sections
6.1 and 6.2; and

                  (c) A copy of the resolutions of HealthCare's Board of Directors, certified by its corporate secretary, which resolutions shall be in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby.

         8.7 POSSESSION. Seller shall deliver possession of all tangible Transferred Assets to Buyer.

                                   ARTICLE IX
                            INDEMNIFICATION; SURVIVAL

         9.1      INDEMNIFICATION.

                  (a) Seller agrees to indemnify and hold harmless Buyer and HealthCare (and its directors, officers, shareholders, employees, affiliates, agents and assigns) from and against any and all losses, liabilities, damages, deficiencies, assessments, judgments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) (collectively, "Claims") arising out of or based upon the breach or inaccuracy of any representation or warranty contained herein or in any of the documents delivered pursuant hereto made by Seller, the non-performance or breach by Seller of any covenant, term or provision to be performed by it hereunder or in any of the documents delivered pursuant hereto, or any Excluded Liability which may be imposed or sought to be imposed on Buyer (including, without limitation, as a result of noncompliance by any party with any applicable bulk sales law or any comparable statute relating to notice to and rights of creditors of Seller in connection with the transactions contemplated hereunder).

                  (b) Buyer and HealthCare agree to indemnify and hold harmless Seller (and its directors, officers, shareholders, employees, affiliates, agents and assigns) from and against any Claims arising out of or based upon the breach or inaccuracy of any representation or warranty contained herein or in any of the documents delivered pursuant hereto made by Buyer or HealthCare, the non-performance or breach by Buyer or HealthCare of any covenant, term or provision to be performed by it hereunder or in any of the documents delivered pursuant hereto, or any Assumed Liability which may be imposed or sought to be imposed on Seller. The indemnification obligation of Buyer and HealthCare hereunder is with respect to the full amount of the Claims.

                  (c) Buyer and HealthCare shall be entitled to indemnification from Seller under the provisions of this Section 9.1 only to the extent that (i) Buyer and HealthCare have made a claim for indemnification within 180 days after Closing and (ii) the Claims subject to indemnification (other than Claims for indemnification based on any Excluded Liabilities) exceed ten thousand dollars ($10,000) in the aggregate. Notwithstanding the foregoing, Seller's liability for all Claims subject to indemnification under the provisions of this Section
9.1 shall be limited
to one hundred thousand dollars ($100,000) in the aggregate. The foregoing shall have no effect on the indemnification obligations of Seller set forth in Section 5.2(f).

                  (d) Buyer's and HealthCare's right to, indemnification as provided in this Section 9.1 shall not be eliminated, reduced or modified in any way as a result of the fact that (i) Buyer or HealthCare had notice of a breach or inaccuracy of any representation, warranty or covenant contained herein, (ii) Buyer or HealthCare had been provided with access, as requested by Buyer or HealthCare, to officers and employees of Seller and such of Seller's books, documents, contracts and records as has been provided to Buyer or HealthCare in response to Buyer's or HealthCare's requests.

                  (e) Buyer's and HealthCare's sole remedy to Claims made pursuant to this Section 9.1 shall be offset, by notice to Seller, any amount due from Seller pursuant to the indemnification provisions of this Agreement against (i) any payment due to Seller under the Convertible Note and (ii) the HealthCare Shares, valued for the purposes of this section as the greater of the five (5) day average trading price or one and 30/100 dollars ($1.30) per share. If Seller disputes the validity of the offset, the amount proposed to be offset shall be deposited by Seller in a segregated bank account under joint control of Buyer and Seller and the matter shall be resolved by arbitration under Section
10.12. Any undisputed portion shall be paid to the obligee. The disputed amount proposed to be offset shall be transferred to the control of the arbitrator(s) promptly following their appointment.

         9.2      CONDITIONS OF INDEMNIFICATION.

                  (a)  A  party  entitled  to  indemnification   hereunder  (the
"Indemnified Party") shall notify the party or parties liable for such indemnification (the "Indemnifying Party") in writing of any Claim which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Such notice shall be given within a reasonable (taking into account the nature of the Claim) period of time after the Indemnified Party has actual knowledge thereof. The Indemnifying Party shall satisfy its obligations under this Article IX within ten (10) days after receipt of subsequent written notice from the Indemnified Party if an amount is specified therein, or promptly following receipt of subsequent written notice or notices specifying the amount of such Claim or additions thereto; provided, however, that for so long as the Indemnifying Party is in good faith defending a Claim pursuant to Section 9.2(b) hereof, its obligation to indemnify the Indemnified Party with respect thereto shall be suspended (other than with respect to any costs, expenses or other liabilities incurred by the Indemnified Party prior to the assumption of the defense by the Indemnifying Party). Failure to provide a notice of Claim within the time period referred to above shall not constitute a defense to a Claim or release the Indemnifying Party from any obligation hereunder to the extent that such failure does not prejudice the position of the Indemnifying Party.

                  (b) If the facts giving rise to any such indemnification involve any actual, threatened or possible Claim or demand by any person not a party to this Agreement against the Indemnified Party, the Indemnifying Party shall be entitled to contest or defend such Claim or demand at its expense and through counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party, if the Indemnifying Party gives written notice of its intention to assume the contest and defense of such Claim or demand to the Indemnified Party as soon as practicable, but in no event more than ten (10) days after receipt of the notice of Claim, and provides the Indemnified Party with appropriate assurances as to the creditworthiness of Indemnifying Party, that the Indemnifying Party will be in a position to pay all fees, expenses and judgments that might arise out of such Claim or demand. The Indemnified Party shall have the obligation to cooperate in the defense of any such Claim or demand and the right, at its own expense, to participate in the defense of any Claim. So long as the Indemnifying Party is defending in good faith any such Claim or demand asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such Claim or demand. The Indemnifying Party shall have the right to settle or compromise any such Claim or demand without the consent of the Indemnified Party at any time utilizing its own funds to do so if in connection with such settlement or compromise the Indemnified Party is fully released by the third party and is paid in full any indemnification amounts due hereunder. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third party Claim or demand and shall otherwise cooperate, at the expense of the Indemnifying Party, in the defense thereof in such manner as the Indemnifying Party may reasonably request. Whether or not the Indemnifying Party elects to defend such Claim or demand, the Indemnified Party shall have no obligation to do so.

                  (c) The Indemnifying Party shall pay to the Indemnified Party all reasonable costs and expenses (including, but not limited to, the fees and disbursements of any Indemnified Party's outside legal counsel and the charges of any Indemnified Party's in-house legal counsel) incurred by such party in connection with this indemnity or the enforcement hereof.

                  (d) This indemnity shall be binding upon the Indemnifying Party, its heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by each Indemnified Party, its successors, endorsees and assigns (including, but not limited to, any entity to which Buyer assigns or sells all or any portion of its interest). If this indemnity is executed by more than one person or entity, the liability of the undersigned hereunder shall be joint and several.

                  (e) No failure or delay on the part of any Indemnified Party to exercise any power, right or privilege under this indemnity shall impair any such power, right or privilege or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise of power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No provision of this indemnity may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         9.3 SURVIVAL OF REPRESENTATIONS. All representations and warranties made by the parties in this Agreement set forth in Article II and Article III hereof shall survive the consummation of the transactions contemplated by this Agreement for a period ending 180 days after the Closing (except for the representations and warranties of Seller set forth in Section 2.12 hereof which shall expire 90 days after the applicable statutes of limitation shall have run with respect to all tax returns filed by Seller for all periods ended on or before the Closing) after which all such representations and warranties shall expire except with respect to claims asserted in writing prior to such date. Notwithstanding the foregoing, HealthCare's representations and warranties set forth in Section 3.2 hereof shall survive indefinitely.

         9.4 SOLE AND EXCLUSIVE REMEDY. After the Closing, each party hereto acknowledges and agrees that such party's sole and exclusive remedy with respect to and any and all Claims relating to a breach of the representations and warranties contained in Article II and Article III hereof shall be in accordance with, and limited by, the indemnification provisions set forth in this Article 9.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1     TERMINATION.

                  (a) RIGHT OF TERMINATION WITHOUT BREACH. This Agreement may be terminated without further liability of any party at any time prior to the
Closing:

                           (i) By mutual written agreement of the parties, or

                           (ii) By  either  HealthCare,  Buyer or  Seller if the
Closing shall not have occurred on or before December 31, 1996, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

                  (b)      TERMINATION FOR BREACH.

                           (i) TERMINATION BY BUYER AND HEALTHCARE. If there has
been a material breach by Seller of any of its agreements, representations or warranties contained in this Agreement which has not been waived in writing by HealthCare or Buyer, then HealthCare or Buyer may, by written notice to Seller at any time prior to the Closing that such breach is continuing, terminate this Agreement with the effect set forth in Section 10.1(b)(iii) hereof.

                           (ii)  TERMINATION  BY  SELLER.  If  there  has been a
material breach by Buyer or HealthCare of any of its agreements, representations or warranties contained in this Agreement which has not been waived in writing by Seller, then Seller may, by written notice to Buyer and HealthCare at any time prior to the Closing that such breach is continuing, terminate this Agreement with the effect set forth in Section 10.1(b)(iii).

                           (iii)  EFFECT  OF  TERMINATION.  Termination  of this
Agreement pursuant to this Section 10.1 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has breached or failed to perform any of the representations, warranties, covenants, or agreements of this Agreement prior to termination hereof.

                  (c) RETURN OF DOCUMENTATION. Following a termination in accordance with this Article X, Buyer, HealthCare, or any affiliate thereof shall return all agreements, documents, contracts, instruments, books, records, materials and all other information of Seller or any affiliate thereof provided by Seller or by any representative of or Seller to Buyer, HealthCare, or any affiliate thereof or any representatives of Buyer, HealthCare, or any affiliate thereof in connection with the transactions contemplated by this Agreement, and Seller shall return all agreements, documents, contracts, instruments, books, records, materials and all other information of Buyer, HealthCare, or any affiliate thereof provided by Buyer, HealthCare, or any affiliate thereof or any representative of Buyer, HealthCare, or any affiliate thereof to Seller in connection with the transactions contemplated by this Agreement.

         10.2 WAIVER. Buyer or Seller may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements of the other or satisfaction of any of the conditions to its obligations contained herein. Any extension or waiver made pursuant to this
Section 10.2 must be by an instrument in writing signed on behalf of the party granting the extension or waiver. A waiver by any party of any provision hereof or breach hereof shall not operate or be construed as the waiver of any other provision or any subsequent breach.

         10.3 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. Except as specifically set forth herein, this Agreement is not assignable and any purported assignment shall be null and void. Nothing contained in this Agreement shall be deemed to confer any right or benefit upon any person other than the parties hereto to the extent herein provided.

         10.4 DOLLARS. "Dollars" and "$" mean lawful money of the United States of America, which shall be legal tender on the date of payment for all public and private debts.

         10.5 VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         10.6 HEADINGS; SEVERABILITY. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement. Each and every provision of this Agreement shall be treated as separate and distinct and, in the event of any provision hereof being declared invalid, such invalid provision shall be deemed to be severable and all other provisions hereof shall remain in full force and effect.

         10.7 SCHEDULES. The schedules to this Agreement are a part of this Agreement as if fully set forth herein.

         10.8 DISCLOSURES AND ANNOUNCEMENTS. Both the timing and the content of all disclosures to third parties and public announcements concerning the transactions provided for in this Agreement by Seller, Buyer or HealthCare shall be subject to the approval of the other parties in all essential respects, except that Seller's approval shall not be required as to any announcements or filings Buyer or HealthCare may be required to make under applicable laws or regulations.

         10.9 CONFIDENTIAL INFORMATION. For a period of two (2) years from the date hereof, Seller shall use its best efforts to cause all of its agents, officers, directors and employees to treat and safeguard all Confidential Information concerning the business and, except as necessary to pursue any claims of Seller, or as required by law or pursuant to a court proceeding or legal action, agree not to disclose or reveal any Confidential Information to any third party or otherwise use such Confidential Information. For purposes of this Agreement, "Confidential Information" shall mean information of a valuable, proprietary and confidential nature relating directly to the business, asset lists and valuations of any kind, customer lists, trade secrets, formulae, methods or processes, channels of distribution, pricing policies and records. The term "Confidential Information" does not include information that (a) is or becomes generally available to the public or is a recognized standard industry practice; or (b) becomes available subsequent to the date hereof to Seller on a non-confidential basis from a source other than Buyer, HealthCare or from records of the business.

         10.10 EXPENSES. Seller agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by Seller including, without limitation, all fees of counsel and accountants; and Buyer and HealthCare agree that all fees and expenses incurred by them in connection with this Agreement shall be borne by them, including, without limitation, all fees of counsel and accountants.

         10.11 NOTICES. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by private overnight courier service. The respective addresses and telephone numbers to be used for all such notices, demands or requests are as follows:

         If to Buyer:       HealthCare Hearing Clinics Inc.
                            111 S.W. Fifth Avenue, Suite 2390
                            Portland, Oregon 97204
                            Attn:  President
                                Personal & Confidential
                            Facsimile: (503) 225-9309

         If to HealthCare:  HealthCare Capital Corp.
                            111 S.W. Fifth Avenue, Suite 2390
                            Portland, Oregon 97204
                            Attn:  President
                                Personal & Confidential
                            Facsimile: (503) 225-9309

         with a copy to:    Miller, Nash, Wiener, Hager & Carlsen
                            111 S.W. Fifth Avenue, Suite 3500
                            Portland, Oregon  97204
                            Attn: G. Todd Norvell
                            Facsimile:  (503) 224-0155

         If to Seller:      Hearing Health Services Inc.
                            1018 West Ninth Avenue, Suite 310
                            King of Prussia, PA 19406
                            Attn: W. Gary Liddick
                            Facsimile: (610) 992-3392

         with a copy to:    Haythe & Curley
                            237 Park Avenue
                            New York, New York 10017
                            Attn: Robert A. Ouimette
                            Facsimile: (212) 682-0200

         If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted, such communication shall be deemed delivered the next business day after transmission (and the sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this section.

         10.12    RESOLUTION OF DISPUTES.

                  (a) ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or the performance by the parties of its terms shall be settled by binding arbitration held in Philadelphia, Pennsylvania, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this
Section 10.12. Notwithstanding the foregoing, Buyer, in its discretion, may apply to a court of competent jurisdiction for equitable relief from any violation or threatened violation of the provisions of Seller under any noncompetition and confidentiality agreements executed pursuant to this Agreement.

                  (b) ARBITRATORS. Following thirty (30) days' written notice by any party of intention to invoke arbitration, any dispute arising under this Agreement or other schedules hereto and not mutually resolved within such thirty
(30) day period shall be determined by a single arbitrator upon whom the parties agree or, if the parties cannot agree on a single arbitrator within five (5) business days following such thirty (30) day period, then by a board of three
(3) arbitrators, which arbitrator(s) shall be selected for each such controversy so arising hereunder. If three (3) arbitrators are necessary, each party shall have the right to pick one arbitrator and the two arbitrators so chosen shall have the right to select a third arbitrator. Any party who is unable or unwilling to so select an arbitrator in a timely manner, shall forfeit its right to participate in the selection process. If a selected arbitrator is unable or unwilling to act, or if for any other reason an appointment of the requisite number or arbitrators cannot be made, then any party, on behalf of all the parties, may request appointment of arbitrator(s) by the presiding judge of the federal courts located in the Eastern District of Pennsylvania.

                  (c) PROCEDURES; NO APPEAL. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

                  (d) AUTHORITY. The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorney fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

                  (e) ENTRY OF JUDGMENT. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. Seller, Buyer and HealthCare hereby submit to the in personam jurisdiction of the federal and state courts in the Eastern District of Pennsylvania for the purpose of confirming any such award and entering judgment thereon.

                  (f) CONFIDENTIALITY. All proceedings under this Section 10.12, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

                  (g) CONTINUED PERFORMANCE. The fact that the dispute resolution procedures specified in this Section 10.12 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement, and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party.

         10.13 GOVERNING LAW. This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal law of the Commonwealth of Pennsylvania, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

         10.14 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

         10.15 ENTIRE AGREEMENT. This Agreement (including the schedules hereto) and the agreements, certificates and other documents delivered pursuant hereto contain the entire agreement between the parties hereto. All parties collaborated in the preparation of this Agreement and it has been reviewed by attorneys for each party. No one party should be considered the author of any specific language for purposes of legal presumptions.

         10.16 FURTHER ASSURANCES. Both before and after the Closing, each party will cooperate in good faith with the others and will take all appropriate action and execute any documents, instruments, or conveyances of any kind that may be reasonable necessary or desirable to carry out any of the transactions contemplated hereunder.

         10.17 BOOKS AND  RECORDS.  For a period of five years after the Closing
(a) Seller shall provide reasonable access during normal business hours to the books and records of the Midwest Division in existence on the date of Closing that do not constitute a part of the Transferred Assets and (b) HealthCare and Buyer shall provide reasonable access during normal business hours to the books and records relating to the Midwest Division in existence on the date of the Closing that constitute a part of the Transferred Assets.

         10.18 RELEASE OF SELLER. All parties to this Agreement shall use their best efforts to obtain the consent to assignment and release of Seller from liability with respect to the Business Premises and the contracts listed in
Schedule 2.5, it being understood and agreed that no party to this Agreement shall be required to obtain the consent to assignment and release of Seller from liability with respect to the Contracts listed in Schedule 2.18(a).

         10.19 TRANSFER OF NAME. At the later of the time Hearing Health dissolves or otherwise ceases the business use of (which shall not be later than 180 days after such dissolution) the names "Hearing Health Services" and "Audio-Vestibular Testing Center," Hearing Health shall cause such names to be transferred and conveyed to Buyer without further consideration.

         10.20 PASS THROUGH OF RIGHTS AND OBLIGATIONS. In the event that the parties hereto are unable to obtain any of the necessary consents set forth in
Schedule 2.5 hereto prior to the Closing, each of the parties hereto agrees to use its reasonable best efforts subsequent to the Closing to obtain such consents. Seller agrees that until such time as such consents are obtained or in the event the parties hereto are unable to obtain such consents, Seller shall pass through to Buyer or HealthCare (or their respective designees) the benefits and the obligations arising under the agreements listed in Schedule 2.5 as if such agreements were assigned to Buyer or HealthCare (or their respective designees) pursuant to this Agreement. Buyer and HealthCare, jointly and severally, agree to perform fully the obligations under such agreements. Each of Buyer and HealthCare hereby release and discharge Seller from all Claims (known or unknown) arising out of or relating to the failure of the parties hereto to obtain any of the necessary consents set forth in Schedule 2.5 hereto prior to the Closing.

         10.21 LEASE RENEWALS. Each of Buyer and HealthCare covenants and agrees not to renew or extend any lease currently in effect covering the Business Premises unless Hearing Health or AVTC, as the case may be, has been released from all obligations arising under such lease.

         10.22 JOINT AND SEVERAL OBLIGATIONS OF SELLER. All representations, warranties, covenants, and obligations of Seller under this Agreement are the joint and several representations, warranties, covenants, and obligations of Hearing Health and AVTC.

         10.23 RESTRICTIONS ON ISSUANCE OF SHARES. Except for the sale and issuance of (i) any warrants or shares of HealthCare common stock issued or issuable in connection with the offer of the September Special Warrants described in the Prospectus and (ii) 420,000 shares of HealthCare common stock to be issued to Deborah L. Cross at a price of $1.72 per share, HealthCare shall not at any time while the Convertible Note is outstanding, (i) issue or sell any shares of its common stock or any evidences of indebtedness or other securities convertible into or exchangeable for shares of its common stock at a price per share of common stock less than the current market price per share of common stock, (ii) issue any rights or warrants to all holders of shares of HealthCare's common stock entitling such holders to subscribe for or purchase shares of common stock at a price per share less than the current market price per share of common stock, or (iii) distribute to all holders of shares of common stock evidences of its indebtedness or securities or assets, except for cash dividends or cash distributions payable out of consolidated net income or retained earnings, and dividends payable in shares of common stock. For purposes of this Section 10.23, the current market price per share of common stock on any particular date shall be the last reported sale price of such common stock on the ASE (or if not listed on the ASE, then on such other exchange on which such common stock is listed as HealthCare may designate) on such date or if there shall not have been a sale on such date, the current market price shall be the average of the bid and asked quotations for such common stock on such exchange for such date.

         10.24 NOTICE TO SELLER. HealthCare shall give Seller not less than 10 days' written notice prior to the issuance or sale of additional shares of HealthCare<018>s common stock, or evidences of its indebtedness or securities convertible or exchangeable into shares of common stock, at a price less than $1.30 per share of common stock; provided, however no notice shall be required with respect to up to 750,000 shares or options to purchase up to 750,000 shares issued to employees, officers, directors, consultants, or other persons performing services for HealthCare or any subsidiary of HealthCare pursuant to any stock offering, plan, or arrangement approved by the board of directors of HealthCare.

         10.25 QUALIFICATION OF BUYER. Buyer shall use its best efforts to become duly qualified to transact business as a foreign corporation in the States of Illinois, Indiana, and Michigan as promptly as practicable following the Closing.

         10.26 PENNSYLVANIA LEGEND. PURSUANT TO SECTION 207(M) OF THE PENNSYLVANIA SECURITIES ACT OF 1972 (THE "ACT"), EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY SECTION 203(D) OF THE ACT, DIRECTLY FROM THE ISSUER OR AFFILIATE OF THE ISSUER, SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER (IF ANY), OR ANY OTHER PERSON WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO BINDING CONTRACT OR PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first above written.


                            HEARING HEALTH:

                            HEARING   HEALTH   SERVICES,    INC.,   a   Delaware
                            corporation, dba SONUS


                            By:      /S/ W. GARY LIDDICK
                                     W. Gary Liddick
                                     Vice President of Finance


                            AVTC:

                            AUDIO-VESTIBULAR TESTING CENTER, INC.


                            By:      /S/ W. GARRY  LIDDICK
                                     W. Gary  Liddick, Vice President


                            BUYER:   HEALTHCARE   HEARING   CLINICS,   INC.,   a
                            Washington corporation


                            By:      /S/ BRANDON M. DAWSON
                                     Brandon M. Dawson, President


                            HEALTHCARE: HEALTHCARE CAPITAL CORP., an Alberta, Canada, corporation


                            By:      /S/  BRANDON M. DAWSON  Brandon M.  Dawson,
                                     President

                      SCHEDULES TO ASSET PURCHASE AGREEMENT

Schedule 1.1(b)         Leased Premises
Schedule 1.1(b)(i)      Assignment and Assumption of Lease Agreement
Schedule 1.1(c)         Fixed Assets
Schedule 1.1(d)         Contracts
Schedule 1.2            Excluded Assets
Schedule 1.3(a)         Employee Bonuses
Schedule 1.3(a)(i)      Foltner's Bonus
Schedule 1.3(b)         Supplier Loans
Schedule 1.3(e)         Excluded Leases
Schedule 1.4(a)         Convertible Subordinated Note
Schedule 1.4(a)(i)      Security Agreement
Schedule 1.4(c)         Kathy Foltner Note

Schedule 2.4            Subsidiaries
Schedule 2.5            Conflicts
Schedule 2.9            Litigation
Schedule 2.15           Patents, Trademarks, etc.
Schedule 2.16           Product Warranty
Schedule 2.18(a)        Leases
Schedule 2.18(b)        Purchase Commitments
Schedule 2.18(c)        Sales Commitments
Schedule 2.18(d)        Contracts with Shareholders
Schedule 2.18(f)        Loan Agreements
Schedule 2.18(g)        Guarantees
Schedule 2.18(h)        Restrictive Agreements
Schedule 2.18(i)        Other Material Contracts
Schedule 2.19           Consents
Schedule 2.19(b)        Defaults and Violations affecting Business Premises
Schedule 2.22           Liens
Schedule 2.23           Employee Benefit Plans
Schedule 2.24           Employment Compensation
Schedule 2.25           Bank Accounts

Schedule 5.1(c)(i)      Legends on Certificates
Schedule 5.1(d)(ii)     Declaration for Removal of Legends

Schedule 6.4            Sub-Lease Agreement
Schedule 6.7            Assumption Agreement

Schedule 7.6(a)(i)      Noncompetition and Confidentiality Agreements - Seller
Schedule 7.6(a)(ii)     Noncompetition and Confidentiality Agreements - Foster
                        Management

Schedule 7.6(a)(iii)    Noncompetition and Confidentiality Agreements - Foster
                        Investment
Schedule 7.6(c)         Employment Agreement - Foltner
Schedule 7.6(d)         Letter Agreement

Schedule 8.1            Bills of Sale
Schedule 8.4(a)         Opinion of Seller's Counsel
Schedule 8.5(a)         Opinion of Buyer's Counsel
Schedule 8.6(a)         Opinion of HealthCare's Counsel